SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Amendment No. 1

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material under Rule 14a-12

RANDOLPH ACQUISITIONS, INC.

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, Par Value $0.0001 per share.

(2)	Aggregate number of securities to which transaction applies:
31,288,000 shares of common stock of Randolph Acquisitions, Inc.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The Proposed maximum aggregate value of the transaction was determined as of October 27, 2017. There is no trading market for the Company’s common stock. Under Rule 0-11(a)(4), where there is no market for the securities, the book value of the shares is to be used. Because the Company’s balance sheets reflect a shareholder deficit, and as such the book value would be a negative number, the Company used the par value of the common stock to determine the transaction value as follows: 31,288,000 shares multiplied by $0.0001 per share equals a transaction value of $3,128.80, rounded to $3,129.

(4)	Proposed maximum aggregate value of transaction:
$3,129

(5)	Total fee paid:
$1. (The filing fee calculated on a transaction value of $3,129 would be approximately $0.63, which the Company has rounded up to $1.00.)

☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Shareholders,

On September 1, 2017, the Board of Directors (the “Board”) of Randolph Acquisitions (the “Company”) met and discussed a proposed merger transaction (the “Merger”) with Gallagher Management Group, LLC, a Georgia limited liability company (“Gallagher”), which would enable the Company to acquire and operate Gallagher’s business as the principal business of the Company. Following such discussion, the Board determined that it is in the best interests of the Company and its shareholders to finalize and effectuate the Merger with Gallagher, on the terms set forth in the attached proxy statement. The Company and its advisors have prepared an Agreement and Plan of Merger (the “Merger Agreement”) which sets forth the terms and conditions of the proposed Merger. The Merger and the Merger Agreement are described in more detail in the attached proxy statement.

The attached proxy statement also seeks your vote (by written consent) as a shareholder of the Company in favor of the Merger (referred to in the proxy statement as the “Merger Proposal”).

The Company’s Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (3) declared its advisability and recommended the adoption by the Company stockholders of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Company board of directors unanimously recommends that the Company stockholders vote “FOR” the Merger Proposal.

Additionally, the Company’s Board of Directors has unanimously approved and recommended to the Shareholders for their approval an amendment to the Company’s Certificate of Incorporation to increase the authorized capital stock of the Company to include 200,000,000 shares of common stock (up from 100,000,000 shares). The proposal to amend the Certificate of Incorporation is referred to in the attached proxy statement as the “Amendment Proposal.”

There will be no meeting held, and the action will be taken by written consent resolution, pursuant to Delaware law and the Company’s Bylaws. You will have the opportunity to vote by written consent on both the Merger Proposal and the Amendment Proposal.

Please Note: The undersigned owned, as of the Record Date for the two proposals to be voted on, shares equal to approximately 85% of the outstanding shares of common stock eligible to vote on the two Proposals, and it is anticipated that all such shares will be voted in favor of both of the Proposals. Nevertheless, your vote is very important, and we urge you to take the time to complete, date, sign, and return the attached form of Written Consent to express your vote in favor of or against the Merger Proposal and the Merger, and in favor of or against the Amendment Proposal.

In closing, after much deliberation and consultation with our advisors, the Company’s Board of Directors and management feel that these two proposals constitute the best course of action to ensure the Company’s market position is well received. Thank you!

Sincerely,

/s/ Richard Randolph
Richard Randolph
CEO

NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS OF

RANDOLPH ACQUISITIONS, INC.

The Board of Directors of Randolph Acquisitions, Inc. (the “Company”) unanimously recommends that you vote to “APPROVE” the following proposals:

1.	To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger (to be dated following approval) by and between Randolph Acquisitions, Inc., and Gallagher Management Group, LLC, as it may be amended from time to time, pursuant to which Gallagher Management Group, LLC, will be merged with and into Randolph Acquisitions, Inc., with Randolph Acquisitions, Inc., as the surviving entity.

2.	To consider and vote on a proposal to amend the Company’s Certificate of Incorporation, as amended to date, to increase the authorized capital of the Company to include 200,000,000 shares of common stock.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on October 30, 2017 (the “Record Date”).

YOUR VOTE IS IMPORTANT

Notes:

1.	It is important that your shares be represented and voted in connection with the written consent solicitation. Holders of record may submit their consent by:

-	faxing them to the Company at 404.601.8354;
-	by scanning their consent and emailing it to admin@randolphacquisitions.com;
-	or by completing, signing and dating the enclosed written consent card and returning to the Company’s corporate office.

Holders of record must vote in accordance with the instructions listed on the written consent card.

2.	If you sign and return your written consent without indicating how to vote on the proposal, the shares of the Company’s common stock represented by your proxy will be voted “FOR” each of the Proposals listed above in accordance with the recommendation of the Company’s board of directors.

3.	Terms used but not otherwise defined herein shall have the same meaning in this Notice as they have in the proxy statement accompanying this Notice.

4.	Shareholders of the Company should review the attached Proxy Statement, which further describes the Proposals listed above.

DATE OF DISTRIBUTION: This Notice, the Proxy Statement and Consent Form are first being made available or mailed to our shareholders on or about December __, 2017.

By Order of the Board of Directors,

/s/ Richard Randolph
Richard Randolph
Chairman of the Board

RANDOLPH ACQUISITIONS, INC.

NOTICE OF PROPOSED ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

SOLICITATION, EXERCISE, AND REVOCATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Randolph Acquisitions, Inc., (“we” or the “Company”) in connection with two proposed corporate actions: a proposed merger transaction (the “Merger”) with Gallagher Management Group, LLC, a Georgia limited liability company (the “Company”), and the entry into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Gallagher would merge with and into the Company, with the Company as the surviving entity of the Merger; and an amendment to the Company’s Certificate of Incorporation, as amended to date, to increase the authorized capital stock of the Company to include 200,000,000 shares of common stock. The proposed Merger and approval of the Merger Agreement are collectively referred to in this Proxy Statement as the “Merger Proposal.” The proposed amendment to the Certificate of Incorporation and the increase in the Company’s authorized common stock are collectively referred to in this Proxy Statement as the “Amendment Proposal.”

No meeting will be held. In lieu of a meeting, the Board of Directors has determined to seek approval of the Merger Proposal and the Amendment Proposal through written consent of the shareholders, on the attached form of consent included as Annex D hereto (the “Consent Form”). The period during which the Company’s stockholders may vote on the two Proposals begins on the filing of the Definitive Proxy Statement with the SEC, and ends on Friday, December 1, 2017 (the “Consent Period”). The Consent Form should be returned as soon as possible for receipt by the Company no later than 5:00 p.m. Eastern Standard Time on Friday, December 1, 2017, the close of the Consent Period.

In addition to the original solicitation by mail or through the internet, certain of the Company’s officers, directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies by telephone or in person. The Company has not specially engaged employees or solicitors for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock, will be done by the Company.

This Proxy Statement and the accompanying Consent Form are being made available to the Company’s stockholders on or about November 22, 2017, and are being filed with the Securities and Exchange Commission on or about such date. The proxy solicitation materials will also be first sent on or about November 21, 2017, to stockholders. Unless otherwise indicated, “Randolph,” “RA,” the “Company,” “we,” “us” and “our” shall refer to Randolph Acquisitions, Inc.

The person named as proxy, Richard Randolph, was designated by the Board. All properly executed proxies will be voted (except to the extent that authority has been withheld) and where a choice has been specified by the stockholder as provided in the proxy, it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted FOR the Proposals listed above.

Written consents irrevocable

Any Consent Form executed and delivered by a Company Stockholder shall be deemed by the Company to constitute such Stockholder's definitive vote with respect to the adoption of the Proposals listed above. Once the Company receives the executed Consent Form, such consent may not be revoked.

Voting Securities

The holders of shares of the Company’s common stock are entitled to vote on the Proposals. As of the Record Date, 7,447,057 shares of Common Stock, par value $0.0001, issued and outstanding. (As of the Record Date, we had no shares of preferred stock outstanding.)

If, as of the Record Date, you are a registered holder (meaning that your shares of Common Stock are registered in our records as being held in your name), then you may vote on the Proposals in the following ways:

•	you may complete the Consent Form and mail it to the Company; or

•	you may complete the Consent Form and fax it to the Company at 404.601.8354; or

•	you may scan the Consent Form and email it to the Company at admin@randolphacquisitions.com.

When completing the Consent Form, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on each of the Proposals. If you do not indicate how your shares of Common Stock should be voted on one or both of the Proposals, the shares of Common Stock represented by your properly submitted Consent Form will be voted as the Board recommends. If you choose to vote by mailing a Consent Form, your Consent Form must be filed with the Corporate Secretary prior to 5:00 p.m. Eastern Standard Time on Friday, December 1, 2017, 2017, the close of the Consent Period.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE CONSENT FORM AS SOON AS POSSIBLE, AND SHOULD ENSURE THAT THEIR CONSENT IS RECEIVED BY THE COMPANY OR ITS TRANSFER AGENT BEFORE THE CLOSE OF THE CONSENT PERIOD.

If you receive more than one Consent Form because your shares are registered in different names or at different addresses, please provide voting instructions for all Consent Forms you receive so that all of your shares of Common Stock will be voted on the Proposals. The Company is delivering Proxy Statements to those stockholders who have requested physical delivery of the Proxy Statement and related materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement if you are currently receiving multiple copies), please send your request to the Company, Attn: Corporate Secretary at the address noted above or call us at 404-267-7093.

Record Date, Quorum and Voting Requirements

Record Date

To be able to vote, you must have been a stockholder as of the Record Date, October 30, 2017. As of the Record Date, we had 7,447,057 shares of Common Stock, par value $0.0001, issued and outstanding. (As noted, as of the Record Date, we had no shares of preferred stock outstanding.)

Required Vote

Proposal 1: To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger by and between Randolph Acquisitions, Inc., and Gallagher Management Group, LLC, as it may be amended from time to time, pursuant to which Gallagher Management Group, LLC, will be merged with and into Randolph Acquisitions, Inc., with Randolph Acquisitions, Inc. as the surviving entity.

The Company’s Board of Directors has unanimously approved and recommended to the shareholders of the Company a proposed merger transaction (the “Merger”) and the entry into an Agreement and Plan of Merger (the “Merger Agreement”) with Gallagher Management Group, LLC, a Georgia limited liability company, pursuant to which Gallagher will be merged with and into the Company, with the Company being the surviving entity. The Board has recommended the Merger and the Merger Agreement to the Company’s shareholders for their approval. The Board has determined that the affirmative vote of a majority of the total votes cast by written consent is required for the approval of the Merger Proposal.

Proposal 2: To consider and vote on a proposal to amend the Company’s Certificate of Incorporation, as amended to date, to increase the authorized capital of the Company to include 200,000,000 shares of common stock.

The Company’s Board of Directors has unanimously approved and recommended to the shareholders of the Company the proposed amendment to the Company’s Certificate of Incorporation as amended to date (the “Amendment”) to increase the authorized capital stock of the Company to include 200,000,000 shares of common stock. The Board has recommended the Amendment to the Company’s shareholders for their approval. The Board has determined that the affirmative vote of a majority of the total votes cast by written consent is required for the approval of the Amendment Proposal.

Written consents irrevocable

As noted above, any Consent Form executed and delivered by shareholder of the Company shall be deemed by the Company to constitute such shareholder's definitive vote with respect to the two Proposals listed above. Once the Company receives the executed Consent Form, such consent may not be revoked.

SUMMARY OF PROPOSAL 1

TO CONSIDER AND VOTE ON A PROPOSAL TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN RANDOLPH ACQUISITIONS, INC., AND GALLAGHER MANAGEMENT GROUP, LLC, AS IT MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO WHICH GALLAGHER MANAGEMENT GROUP, LLC, WILL BE MERGED WITH AND INTO RANDOLPH ACQUISITIONS, INC., WITH RANDOLPH ACQUISITIONS, INC., AS THE SURVIVING ENTITY.

As noted above, on September 1, 2017, the Board of Directors (the “Board”) of the Company met and discussed the proposed merger transaction (the “Merger”) with Gallagher Management Group, LLC, a Georgia limited liability company (“Gallagher”), which would enable the Company to acquire and operate Gallagher’s business as the principal business of the Company. Following such discussion, the Board determined that it is in the best interests of the Company and its shareholders to finalize and effectuate the Merger with Gallagher, on the terms set forth in the Merger Agreement, described below.

Bullet Point Summary of Proposed Merger Transaction

-	Parties:
o	Randolph Acquisitions, Inc., a Delaware corporation (the “Company”)
o	Gallagher Management Group, LLC, a Georgia limited liability company (“Gallagher”)
-	Structure:
o	Pursuant to the Merger, Gallagher will merge with and into the Company, with the Company being the surviving entity.
o	The Company as the surviving corporation will have all the properties, rights, privileges, powers, interests and franchises and will be subject to all restrictions, disabilities, duties and liabilities of the Company and Gallagher.
-	Merger Consideration
o	One hundred percent (100%) of the outstanding Gallagher Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into shares of the Company’s Common Stock. The total number of shares of the Company’s common stock to be issued is 31,288,000 (the “Merger Shares”).
-	Recommendations of management of the Company and Gallagher
o	The Company’s Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) declared its advisability and recommended the adoption by the Company stockholders of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

o	Galagher’s Officers have unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Gallagher and its Members, (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) declared its advisability and recommended the adoption by Gallagher’s Members of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
-	Interests of Certain Persons in the Merger
o	As discussed more below, Richard Randolph, the Company’s Chief Executive Officer and majority stockholder, is also a member of Gallagher, and will receive Merger Shares in connection with the consummation of the Merger.
o	Additionally, it is anticipated that Gallagher’s Officers/Executive Team will become officers of the Company following the Merger.
-	Appraisal Rights
o	Pursuant to Delaware corporate law, stockholders of the Company who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for such an appraisal within 20 days of the date of mailing of this Proxy Statement and comply with the other Delaware law procedures explained in this Proxy Statement.

Detailed Summary of the Merger Transaction

This summary highlights the material information in this proxy statement. To fully understand the Company’s proposals and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, including the annexes and documents incorporated by reference herein, and the other documents to which the Company has referred you. For information on how to obtain the documents that are on file with the Securities and Exchange Commission (which we refer to as the “SEC”), please see the section of this proxy statement titled “Where You Can Find More Information.”

Parties to the Merger

Randolph Acquisitions, Inc. (the “Company”) is a Delaware corporation and is an early-stage real estate company that intends to acquire and operate commercial, residential and mixed-use real estate properties in Georgia and throughout the United States. The Company was originally known as Purple Grotto Acquisition Corporation, and was incorporated on January 12, 2015, in Delaware.

Company address and telephone: Randolph Acquisitions, Inc., 4228 1st Avenue, Suite 15, Tucker, GA 30084; 770-217-1802.

For additional information on the Company and its business, including how to obtain the documents that the Company has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”

Gallagher Management Group, LLC (“Gallagher”), is a Georgia limited liability company (“Gallagher”) and is a real estate based, asset management company based in Atlanta, GA. Gallagher was founded in 2013, and has four main areas of business: Real Estate, Investment Banking, Institutional and Client Services, and Investment Management.

Real Estate

Gallagher specifically targets real estate opportunities — including property-level equity, debt, special situations transactions and businesses with significant real estate holdings—that can benefit from Gallagher’s relationships, access to proprietary information, financial structuring and capital markets capabilities and real estate operational expertise. Gallagher focuses on investment opportunities where the company has differentiated insights and/or relationships, and where Gallagher’s management believes Gallagher can add value. As an investment firm with significant experience in financial markets, Gallagher has the resources and global network of professional relationships to make it a partner of choice.

Investment Banking

Gallagher provides a broad range of investment banking services to a diverse group of corporations, financial institutions, investment funds and governments. Services include strategic advisory assignments with respect to mergers and acquisitions, divestitures, corporate defense activities, restructurings, spin-offs and risk management, and debt and equity underwriting of public offerings and private placements, including local and cross-border transactions and acquisition financing, as well as derivative transactions directly related to these activities. It is Gallagher’s goal to become one of the industry’s most trusted advisors and financiers, for its clients, comprising corporations, financial institutions, financial sponsors, governments and public authorities and boards of directors and special committees.

Institutional and Client Services

Gallagher facilitates client transactions and makes markets in fixed income, equity, currency and commodity products, primarily with institutional clients such as corporations, financial institutions, investment funds and governments. Gallagher also makes markets and clears client transactions on major stock options and futures’ exchanges worldwide.

Investment Management

Gallagher provides investment management services and offer investment products (primarily through separately managed accounts, such as mutual funds and private investment funds) across all major asset classes to a diverse set of institutional and individual clients. Gallagher also offers wealth advisory services, including portfolio management and financial counseling along with brokerage and other transaction services to high-net-worth individuals and families.

Gallagher address and telephone: 4228 1st Avenue, Suite 15, Tucker, GA 30084; 770-217-1802.

As of the date of this Proxy Statement, Gallagher had a total of six (6) Members.

The Merger

Pursuant to the Merger Agreement, Gallagher will merge with and into the Company, with the Company being the surviving entity to preserve its public company status.

As a result of the merger under Delaware law, the Company as the surviving corporation will have all the properties, rights, privileges, powers, interests and franchises and will be subject to all restrictions, disabilities, duties and liabilities of the Company and Gallagher. The closing of the merger is expected to occur on the second business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless otherwise agreed in writing by the parties. The effective time of the merger (which we refer to as the “effective time”) will occur when the certificate of merger is duly filed with and accepted by the Delaware Secretary of State and the Georgia Secretary of State, or such later time as agreed by the parties and specified in such certificate of merger.

Merger Consideration

At the effective time of the merger, one hundred percent (100%) of the outstanding Gallagher Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into that shares of RA Common Stock. The total number of shares of RA common stock to be issued is 31,288,000 (the “Merger Shares”). The Merger Shares will be restricted securities pursuant to the federal and state securities laws.

The issuance of the Merger Shares will be made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of Gallagher Members (6 in total); (ii) the absence of general solicitation (iii) investment representations that will be obtained from each of the Gallagher Members; (iv) the provision of appropriate disclosure, including this Proxy Statement; and (v) the placement of restrictive legends on the certificates reflecting the Merger Shares.

Background of the Merger

A description of the actions that led to the execution of the merger agreement is included under the section of this proxy statement titled “The Merger—Background of the Merger.”

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) declared its advisability and recommended the adoption by the Company stockholders of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Company’s Board of Directors unanimously recommends that the Company stockholders vote “FOR” the Merger Proposal.

See the section of this proxy statement titled “Reasons for the Merger and Recommendation of the Board” beginning on page 11 for the factors considered by the Company’s Board of Directors in reaching its determination that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders.

Interests of Certain Persons in the Merger

The Company’s executive officers and directors may have interests in the merger that may be different from or in addition to those of the Company stockholders generally. The Company board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the stockholders of the Company. As described in more detail below, these interests potentially include:

•	Receipt of Merger Shares by Company Officers and Directors. Richard Randolph, the Company’s Chief Executive Officer and majority stockholder, is also a member of Gallagher, and will receive Merger Shares in connection with the consummation of the Merger.

See the section of this proxy statement titled “Interests of Certain Persons in the Merger” beginning on page 14 for a more detailed discussion on the interests of the Company’s directors and executive officers in the merger.

The Board of Directors has unanimously adopted and is submitting for stockholder approval the Merger and the Agreement and Plan of Merger (the “Merger Agreement”). The Merger agreement sets forth the terms of the proposed Merger between the Company and Gallagher.

No Differences in Rights of Company Stockholders

If the Merger is approved, it will not have any impact on the rights of the Company’s stockholders, other than the dilution resulting from the Merger Shares issued to the Gallagher Members. Any stockholder of the Company will continue to be a stockholder of the Company, with the same number of shares as he or she owned prior to the Merger (with the exception of any Gallagher Member who also receives Merger Shares).

Appraisal Rights

Under Delaware law (the “DGCL”), Stockholders of the Company who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for such an appraisal within 20 days of the date of mailing of this Proxy Statement and comply with the other Delaware law procedures explained in this Proxy Statement.

For a summary of the procedures set forth in Section 262 of the DGCL, see “Appraisal Rights” beginning on page 15.

A copy of Section 262 of the DGCL is included as Annex B to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX B CAREFULLY AND CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

SUMMARY OF PROPOSAL 2

APPROVAL OF A PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION AS AMENDED TO DATE TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Summary

The Company’s Certificate of Incorporation (the “Certificate”) currently authorizes the Company to issue a total of 100,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value. Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Certificate of Incorporation (the “Amendment”) to implement an increase in the number of shares of authorized common stock, $0.0001 par value, from 100,000,000 shares to 200,000,000 shares.

The Board is proposing the Amendment, in substantially the form attached hereto as Annex C, to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares. Of the 100,000,000 shares of common stock currently authorized by the Certificate, as of September 1, 2017, 7,447,057 shares were issued and outstanding. This proposal is referred to herein as the “Amendment Proposal.”

The Board has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Amendment by our stockholders.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors has unanimously (1) determined that the Amendment is in the best interests of the Company and its stockholders, (2) approved the Amendment, and (3) declared its advisability and recommended the approval of the Amendment by the Company stockholders. Accordingly, the Company board of directors unanimously recommends that the Company stockholders vote “FOR” the Amendment Proposal.

Information Relating to Voting on Both Proposals

Record Date

Only holders of record of RA common stock at the close of business on October 30, 2017, the record date (the “Record Date”), will be entitled to notice of, and to provide written consent for or against, the two Proposals. As of the Record Date, there were 7,447,057 shares of RA’s common stock issued and outstanding.

Required Vote

The approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company common stock entitled to vote on the Merger Proposal as of the Record Date.

The approval of the Amendment Proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company common stock entitled to vote on the Amendment Proposal as of the Record Date.

PLEASE NOTE: Richard Randolph, the Company’s Chief Executive Officer and President owned, as of the record date, approximately 85% of the shares entitled to vote on the Merger Proposal and the Amendment Proposal. Mr. Randolph has indicated that he intends to vote in favor of the Merger Proposal and the Amendment Proposal. As such, it is likely that both the Merger Proposal and the Amendment Proposal will be approved. Nevertheless, the Company’s Board of Directors decided to seek approval of all of the Company’s shareholders as of the Record Date on the Merger Proposal and the Amendment Proposal.

Voting Securities

As of the Record Date, the entire voting power of the shares of the Company is vested exclusively in the Company’s common stock. Each share of Company common stock has one vote upon all matters to be voted on by the holders of the Company’s common stock. See the section of this proxy statement titled “Voting Securities” beginning on page 15 for a description of the voting rights.

Revocation of Written Consent

As noted above, any Consent Form executed and delivered by a Company Stockholder shall be deemed by the Company to constitute such Stockholder's definitive vote with respect to the adoption of the Proposals listed above. Once the Company receives the executed Consent Form, such consent may not be revoked.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Some of the statements in this proxy statement may include forward-looking statements which reflect our current views with respect to future events and financial performance, and State National may make related oral, forward-looking statements on or following the date hereof. Such statements may include forward-looking statements both with respect to us in general and the insurance sector specifically, both as to underwriting and investment matters. These statements may also include assumptions about the Company’s proposed Merger with Gallagher (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

PROPOSAL 1

TO CONSIDER AND VOTE ON A PROPOSAL TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN RANDOLPH ACQUISITIONS, INC., AND GALLAGHER MANAGEMENT GROUP, LLC, AS IT MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO WHICH GALLAGHER MANAGEMENT GROUP, LLC, WILL BE MERGED WITH AND INTO RANDOLPH ACQUISITIONS, INC., WITH RANDOLPH ACQUISITIONS, INC., AS THE SURVIVING ENTITY.

On September 1, 2017, the Board of Directors (the “Board”) of the Company met and discussed the proposed merger transaction (the “Merger”) with Gallagher Management Group, LLC, a Georgia limited liability company (“Gallagher”), which would enable the Company to acquire and operate Gallagher’s business as the principal business of the Company. Following such discussion, the Board determined that it is in the best interests of the Company and its shareholders to finalize and effectuate the Merger with Gallagher, on the terms set forth in the Merger Agreement, as described below.

PARTIES TO THE MERGER

RANDOLPH ACQUISITIONS, INC.

Randolph Acquisitions, Inc., (the “Company”) is a Delaware corporation and is an early-stage real estate company that intends to acquire and operate commercial, residential and mixed-use real estate properties in Georgia and throughout the United States. The Company was originally known as Purple Grotto Acquisition Corporation, and was incorporated on January 12, 2015, in Delaware.

The Company is a real estate investment firm whose business is acquiring and operating real estate properties located in Georgia and throughout the United States. Specifically, the Company seeks to acquire and operate single-family, multi-family, commercial and mixed-use real estate properties. We may also make select investments in other types of real estate assets through equity acquisitions, joint ventures and new construction. The Company seeks to build a diversified portfolio of assets in order to minimize concentrated exposure to any single asset class. The Company’s business strategy is based on balancing risk and return on acquiring residential properties it believes can be constructed and sold within 12 months. With regard to commercial and mixed-use properties, the Company aims to hold or lease properties in order to maximize value and evaluate its divestment options.

The Company has acquired and operates a professional office condominium real estate property located at 4228 1st Ave, Unit 15, Tucker, GA 30084. This property is a single-unit professional condominium located within a multi-unit property intended for commercial use. The Company currently uses a portion of this property as its corporate headquarters, and currently leases a portion of this property to a single tenant. The lease with the tenant is for $2,000 per month for a lease term of 2 years beginning January 1, 2017. To date, this is the sole property the Company has acquired and we have had no other business transactions. We have had limited revenues and customers to date; provided, however, it is Randolph Acquisitions’ goal to expand its portfolio by acquiring additional residential properties that are projected to have similar specifications. The Company will build a diverse portfolio of single-family residences, commercial properties and multi-family residences. The Company may purchase real estate option contracts and make investments in other undervalued properties relative to expected market value as a risk management strategy. We anticipate acquiring multiple properties with the intent of implementing a short-term divestment strategy for residential properties and a buy, hold and lease strategy for commercial and mixed-use properties.

The Company’s management believes that Company’s competitive advantage is the fact that our executive management can rely upon several years of experience in the debt markets, financial negotiations and the real estate industry to evaluate risk and effectuate acquisitions that will maximize returns on investment. We will build a portfolio designed to minimize volatility and mitigate the risk of losses by concentrating our investments in diversified asset classes and by limiting our geographic market exposure. We expect that portfolio returns will not depend on the success of any given property, but rather, it will depend on the success of the Company’s management in identifying multiple undervalued properties with rapid asset divestment potential and minimized performance risk. Furthermore, diversification will be achieved through geographic asset distribution and appropriate diversification in the timing of divestments. This strategy is expected to generate stable cash flows for the Company. While the global economy continuously evolves, Randolph Acquisitions will be committed to utilize the latest innovations to maintain a profitable, relevant business model, which we expect will provide positive annual revenues.

Additional Information about Randolph Acquisitions

Additional information about the Company, including a more detailed description of the Company’s business; the properties owned by the Company; any applicable legal proceedings; information about the lack of trading market for the Company’s common stock; financial statements of the Company; management’s discussion and analysis of the Company’s financial condition and results of operations; and additional information about the Company’s management can be found in the Company’s most recent Annual and Quarterly Reports, copies of which are being provided with this Proxy Statement to shareholders of the Company.

For additional information on the Company and its business, including how to obtain the documents that the Company has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”

GALLAGHER MANAGEMENT GROUP, LLC

Company Overview; Description of Business

Gallagher Management Group, LLC, a Georgia limited liability company (“Gallagher”), is a privately held company that engages in corporate mergers and acquisitions, real-estate acquisitions, corporate financial negotiations, and asset management.

In one of the most volatile markets the world has ever seen, few companies have the business savvy and experience to maintain a profitable balance sheet. As has been seen, commodities, specifically oil, natural gas, and precious metals, have maintained a sense of stability amidst market flash crashes and market corrections. Several opportunities lie waiting for the right, experienced investors to come along and take advantage of them.

Global Perspective

Gallagher has identified key positions within the market that will solidify lucrative streams of income for several decades to come, for its investors.

As the national and international debt markets continue to see high volatility, emerging market opportunities continuously present themselves to be a stronger option for securities investors. Within the national debt markets, Gallagher takes advantage of a business model that allows it to invest in real estate, commodities, option contracts and arbitrage scenarios for maximization of its investor funds.

Gallagher’s edge lies in the fact that its management and personnel have over 50 years of collective experience in the debt markets, technology sector and the real estate industry, combined. While the global economy continuously evolves, Gallagher utilizes the latest technological advancements to maintain an innovative business model along with providing positive revenue.

Market Overview

Gallagher Management Group’s business model is based on the largest and fastest growing industries, from a global macro— economic perspective; debt markets, technology and real estate. The opportunities currently present from competitive stock prices, undeveloped real estate and the purchasing power that can be presented through leveraging, allows Gallagher to acquire positions within the market for financial optimization.

Gallagher’s Executive Team

Richard J. Randolph III, Chief Executive Officer

Jamicah Hunter, Chief Communications & Investor Relations Officer

Christopher Smith, Chief Investor Officer

Felicia N. Johnson Esq., Chief Legal Liaison

Chastity Moore, V.P. of Business Development

Vincent Moore, Senior Project Manager

Financial Performance

Gallagher was founded in 2013, and real estate activity began immediately. Gallagher, since its inception, has grossed over $70M USD in revenues, mergers and acquisitions and debt market transactions. Gallagher has maintained a positive balance sheet since its founding.

Company Structure

Gallagher is a real estate based, asset management company based in Atlanta, GA. Gallagher was founded in 2013, and has four main areas of business: Real Estate, Investment Banking, Institutional and Client Services, and Investment Management.

Real Estate

Gallagher specifically targets real estate opportunities — including property-level equity, debt, special situations transactions and businesses with significant real estate holdings—that can benefit from Gallagher’s relationships, access to proprietary information, financial structuring and capital markets capabilities and real estate operational expertise. Gallagher focuses on investment opportunities where the company has differentiated insights and/or relationships, and where Gallagher’s management believes Gallagher can add value. As an investment firm with significant experience in financial markets, Gallagher has the resources and global network of professional relationships to make it a partner of choice.

Investment Banking

Gallagher provides a broad range of investment banking services to a diverse group of corporations, financial institutions, investment funds and governments. Services include strategic advisory assignments with respect to mergers and acquisitions, divestitures, corporate defense activities, restructurings, spin-offs and risk management, and debt and equity underwriting of public offerings and private placements, including local and cross-border transactions and acquisition financing, as well as derivative transactions directly related to these activities. It is Gallagher’s goal to become one of the industry’s most trusted advisors and financiers, for its clients, comprising corporations, financial institutions, financial sponsors, governments and public authorities and boards of directors and special committees.

Institutional and Client Services

Gallagher facilitates client transactions and makes markets in fixed income, equity, currency and commodity products, primarily with institutional clients such as corporations, financial institutions, investment funds and governments. Gallagher also makes markets and clears client transactions on major stock options and futures’ exchanges worldwide.

Investment Management

Gallagher provides investment management services and offer investment products (primarily through separately managed accounts, such as mutual funds and private investment funds) across all major asset classes to a diverse set of institutional and individual clients. Gallagher also offers wealth advisory services, including portfolio management and financial counseling along with brokerage and other transaction services to high-net-worth individuals and families.

Market Price of and Dividends on Gallagher’s Common Stock and Related Stockholder Matters

Prior to the Merger, there was no public market for Gallagher’s membership interests. Gallagher has 6 members, including Richard J. Randolph III, the majority owner of Gallagher, who is also the Chief Executive Officer of the Company. Gallagher has not previously declared dividends on its membership interests. Gallagher has no securities authorized for issuance under equity compensation plans.

Selected Financial Data

Not required for Gallagher.

Supplementary Financial Information

Not required for Gallagher.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Gallagher Management Group, LLC was audited as of December 31, 2016 by the accounting firm of Delerme CPA, LLC “Delerme.” The audit was performed on the cash-basis of accounting. The following figures have been obtained from the audited financial statements and are presented for reference only.

Results of Operations For the Year Ended December 31, 2016 – Gallagher

During the year ended December 31, 2016, Gallagher generated revenues totaling $899,700, compared to $782,739 in revenue for 2015.

For the year ended December 31, 2016, Gallagher recognized a net income of $470,897, compared to $409,655 for 2015. The increased net income is primarily the result increased sales, as Gallagher’s gross margin percentage remained identical from 2015 to 2016.

Liquidity and Capital Resources - Gallagher

During the year ended December 31, 2016, Gallagher recognized $470,897 net cash inflows from operating activities, $25,800,000 net cash outflows from investing activities, and $28,081.012 net cash inflows from financing activities. Gallagher had a cash balance of $2,751,909 as of June 30, 2017.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements

Audited financial statements for Gallagher are included as Annex E to this Proxy Statement.

Pro Forma financial statements and notes are included as Annex F to this Proxy Statement.

Quantitative and Qualitative Disclosures about Market Risk

Not required.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference in its entirety and included in this proxy statement as Annex A. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

Effects of the Merger

Pursuant to the merger agreement, Gallagher will merge with and into the Company, with the Company continuing as the surviving corporation. The Company, as the surviving corporation, will continue in existence as a Delaware corporation. As a result of the merger under Delaware law, the Company, as the surviving corporation, will have all the properties, rights, privileges, powers, interests and franchises and will be subject to all restrictions, disabilities, duties and liabilities of the Company and Gallagher. The closing of the Merger is expected to occur as soon following the receipt of shareholder approval of the Merger and Merger Agreement by the Company’s stockholders as the Company’s management determines in its discretion. The effective time of the merger will occur when the Certificate of Merger is duly filed with and accepted by the Delaware Secretary of State and the Georgia Secretary of State, or such later time as agreed by the parties and specified in such Certificate of Merger.

Reasons for the Merger and Recommendation of the Board

In an action taken by written consent on September 1, 2017, the Board unanimously:

•	determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement were fair to, and in the best interests of, the Company and its stockholders;
•	determined that it was in the best interests of the company and its stockholders, and declared it advisable, to enter into the Merger Agreement;
•	approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein; and
•	resolved to recommend that the holders of shares of the Company’s common stock adopt the Merger Agreement.

In the course of reaching its determination, the Board held numerous meetings and consulted with the Company’s senior management, financial advisors, and outside legal counsel, and reviewed, evaluated and considered numerous factors and a significant amount of information and data, each of which the Board believed supported its decisions, but which are not listed in any relative order of importance:

•	information concerning the Company’s business, financial performance to date (both historical and projected) and the Company’s financial condition, results of operations (both historical and projected), and business strategic objectives, as well as the risks of accomplishing those objectives;
•	the Merger Shares consisting of the issuance of an aggregate of 31,288,000 shares of the Company’s common stock for 100% of the outstanding ownership of Gallagher, and the relative value of the Company’s stock and Gallagher’s value;
•	reasonably possible alternatives to the Merger, including remaining an independent publicly-traded company or pursuing another merger partner, the potential benefits to the Company’s stockholders of these alternatives and the timing and likelihood of accomplishing the goals of such alternatives, as well as the Board’s assessment that none of these alternatives was reasonably likely to present a superior opportunity for the Company to create greater value for the Company’s stockholders, taking into account the risks of execution as well as business, competitive, industry and market risks;
•	the risks and uncertainties associated with the Company remaining an independent company compared to the opportunities presented by the Merger, including the risks and uncertainties with respect to:
o	the Company’s achieving its growth plans in light of the current and future market conditions, including the risks and uncertainties in the U.S. and global economy generally and the real estate market specifically;

o	the intensely competitive nature of the real estate market in which the Company competes;
o	consolidation trends within the semiconductor industry;
o	the importance of scale in a competitive market environment and the associated challenges to growth as a smaller independent company;
o	the general risks and market conditions that could affect the price of the Company’s common stock once it begins trading; and
o	the other “risk factors” set forth in the Company’s reports filed with the SEC;
•	estimated forecasts of the Company’s future financial performance prepared by the Company’s management, together with management’s view of the Company’s financial condition, results of operations, business, prospects and competitive position and the ability to achieve the performance set forth in such forecasts;
•	the absence of any credible third-party merger proposal with a higher value to the Company’s stockholders;
•	the belief of the Board that the terms of the Merger Agreement, including the representations, warranties, covenants and the closing conditions, are reasonable and in the best interests of the Company’s stockholders;
•	the likelihood that the Merger would be completed based on, among other things the conditions to closing set forth in the Merger Agreement and the absence of a financing condition in the Merger Agreement;
•	the fact that the Company’s advisors were involved during the process and negotiations and updated the Board directly and regularly, which provided the Board with additional perspectives on the process and negotiations; and
•	the availability of statutory appraisal rights under Delaware law to holders of the Company’s common stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those stockholders with an opportunity to accept the fair market value of their shares (as determined pursuant to Delaware law).

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it useful to and did not attempt to quantify, rank, or otherwise assign relative weights to these factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but, rather, the Board conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors.

The Company board of directors unanimously recommends that you vote “FOR” approval of the merger proposal.

The foregoing discussion of the information and factors considered by the Company board of directors is forward-looking in nature. This information should be read in light of the factors described under the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.”

THE MERGER AGREEMENT

The following describes the material provisions of the Merger Agreement, a copy of which is included as Annex A to this proxy statement and incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The Company encourages you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger as it is the legal document governing the Merger.

The Merger

On the terms and subject to the conditions of the merger agreement, at the effective time, Gallagher will merge with and into the Company, the separate corporate existence of Gallagher will cease, and the Company will survive the merger and remain as a publicly reporting company. As a result of the merger under Delaware law, the surviving corporation will have all the properties, rights, privileges, powers, interests and franchises and will be subject to all restrictions, disabilities, duties and liabilities of Gallagher. The closing of the merger is expected to occur on the second business day after the satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless otherwise agreed in writing by the parties. The effective time will occur when the certificate of merger is duly filed with and accepted by the Delaware Secretary of State and the Georgia Secretary of State, or such later time as agreed by the parties and specified in such certificate of merger.

Effects of the Merger

The merger agreement provides that, at the effective time, 100% of the outstanding ownership of Gallagher interests will be converted into an aggregate of 31,288,000 shares of the Company’s common stock (the “Merger Shares”). All outstanding membership interests in Gallagher will no longer be outstanding and will be cancelled and cease to exist, and each holder of Gallagher membership interests will cease to have any rights with respect to those interests, except the right to receive such holder’s pro rata portion of the aggregate Merger Shares.

The Merger Shares will be issued to the Members of Gallagher in the amounts shown below:

Name of Gallagher Management Group, LLC, Member	Percentage Ownership of Gallagher Management Group, LLC	Number of Shares of Randolph Acquisitions, Inc., Common Stock to be Issued in Connection with Merger
Richard J. Randolph III	59.3%	18,553,784
Jamicah Hunter	13.3%	4,161,304
Christopher Smith	9.4%	2,941,072
Felicia N. Johnson	9.0%	2,815,920
Chastity Moore	5.0%	1,564,400
Vincent Moore	4.0%	1,251,520
TOTAL	100%	31,288,000

Upon the effective time of the Merger, the following individuals will have the following positions with the Company:

Richard J. Randolph III, Chief Executive Officer and Director

Jamicah Hunter, Chief Communications Officer

Christopher Smith, Chief Investment Officer

Simon Gray, Chief Financial Officer and Treasurer

Felicia N. Johnson, Chief Legal Liaison

Chastity Moore, V.P. of Business Development

Vincent Moore, Sr. Project Manager

Biographical information relating to these individuals is included below.

Richard James Randolph III

Chief Executive Officer and Director

Mr. Randolph is an experienced entrepreneur who has been involved in a variety of ventures, primarily involving real estate and asset management. Mr. Randolph formerly served as CEO of Expedient Investments, a private real estate investment firm, where he was responsible for managing and directing the renovation of more than 800 single family homes and leading the new construction of over 400 single family residences in Atlanta, Georgia.

From 2003 to the present, Mr. Randolph has served as CEO of Randolph Acquisitions, Inc., a privately owned real estate investment and development company incorporated in Georgia (which is a legally distinct entity from the Company), which has been responsible for renovating over 400 homes in the Southeastern United States, leading the construction of over 100 new homes in the Metro Atlanta area and managing equity interests technology companies, specialty franchises and food and beverage entities.

Mr. Randolph previously served as the CEO of Gallagher. Management Group, LLC, a privately held company based in Georgia, which has managed the redevelopment of over 300 single family residential properties and 50 commercial properties located in the Southeastern United States. Gallagher Management Group, LLC has $30 million of assets under management consisting of securities, real estate and other diversified taxable and non-taxable assets.

Mr. Randolph attended Southwest DeKalb High School in Decatur, Georgia, where he received a full athletic scholarship to attend the University of Alabama. Mr. Randolph received his B.A. in Business Management from the University of Alabama in 2002.

In 2008, Mr. Randolph founded the Randolph Foundation, which is a charitable organization devoted towards providing aid to single parent households. Mr. Randolph has also cultivated significant relationships with other charitable organizations located in the Atlanta metropolitan area, including but not limited to The Atlanta Dream and Mary Parker Foundation.

Jamicah Hunter, Chief Communications Officer

As Chief Communications Officer, Jamicah Hunter has the responsibility to manage the communications risks and opportunities of Randolph Acquisitions. He is responsible for communications to stakeholders, including investors, employees, shareholders, influential members of the business community, the media and the public.

Through development of communication strategies, Mr. Hunter works in conjunction with the CEO and executive team members, to advise and participate in decisions that may impact the ongoing reputation of Randolph Acquisitions. He also determines communications strategy and executes programs to deliver RAI’s organizational objectives.

Acting as a two-way liaison with the general public, he acts in the spirit of not only a communicator, but also a strategic and financial adviser to the Board.

Mr. Hunter, a combat veteran of United States Air Force, served as an Airborne Linguist and Special Intelligence Operator. He developed his expertise in best practices, tactics, techniques, and procedures while in high-stress war zones. Developing and cultivating acumen for managing relationships with, managing multi-million dollar projects in high-stress war zones, and reporting real time actionable intelligence, he has been lauded by the Army & Air Force.

In the wealth management field, Mr. Hunter has been a top-producing agent and a highly sought after trainer and motivational speaker. He boasts double digit, six-figure personal production as well as multi-million dollar production growth while leading more than 30 licensed securities and insurance agents. He is among the top licensed Financial Strategists and Planners in the Southeastern Region of the U.S. Specializing in advanced income building and wealth preservation strategies, Mr. Hunter’s dedication to making wealth accumulation accessible is described his motto “Educate. Empower. Encourage.”

Christopher Smith, Chief Investment Officer

As Chief Investment Officer, Christopher Smith reports to the CEO and is responsible for adjusting RAI’s investment portfolio to balance the liquidity, the return on investment, the risk goals of the entity, as well as advising the Board regarding the possible changes in investment policy.

Through focusing on cross-border mergers and acquisitions, venture capital and private equity transactions, technology, real estate and other corporate finance matters, Mr. Smith increases Randolph Acquisition’s bottom-line.

Mr. Smith’s Mergers & Acquisition experience includes advising a variety of U.S. and international companies in their acquisition and disposal of assets. He has also represented venture capital and private equity groups on the formation and management of investment funds and in their investments in early and later stage companies. As well, Mr. Smith advises U.S. and foreign private issuers in connection with their U.S. capital raising activities (including Rule 144A, Regulation S and registered offerings) and their U.S. reporting obligations.

Mr. Smith is a career business professional with a background in finance, real estate, technology, capital markets & mergers and acquisitions. His experience in senior level positions spans private and public companies, including KPMG, Peat Marwick, McGraw-Hill, and SBC Corporation, and CEO positions with three entrepreneurial businesses he helped to transition from the private sector to the public sector.

Mr. Smith’s list of accomplishments includes a significant role in more than 150 mergers and acquisitions, leveraged buyouts, and corporate divestitures. Over the course of 8 years, he has assisted more than 10 entrepreneurial businesses in their transition from the private sector to the public sector. He has also lectured at the college level and holds the title of Visiting Professor at several colleges and universities. In addition, he has served on the board of directors of several public and private companies.

Simon Gray, Chief Financial Officer and Treasurer

As Chief Financial Officer, Simon D. Gray is charged with advancing the financial well-being of Randolph Acquisitions through developing its finance organizational strategies & contributing financial and accounting information, analysis, and recommendations to the firm’s strategic thinking and direction. Mr. Gray establishes and implements finance operational strategies by evaluating trends, establishing critical measurements, designing systems, resolving problems, and implementing change.

He is a member of the Board and plays the role of keeping functional objectives in line with overall firm objectives.

Mr. Gray is a Certified Public Accountant and the managing partner of The Greyprint, Inc. He graduated from Bentley College with a Bachelor’s of Science in Accountancy and received a Graduate Certificate in Taxation and Master's Degree in Financial Planning from the McCallum School of Business in Waltham, MA.

Mr. Gray began his professional career in public accounting with PriceWaterhouseCoopers LLC. and branched out to start his own firm in 2004. Drawing on over 20 years of accounting experience, he offers a wide range of services from business advisory to complex audits.

In his business advisory role, Mr. Gray has served as the business manager for well-known global music artists and was pivotal in the negotiation of their multi-million dollar recording contracts. In concert, Simon is also the co-founder of The Honey Pot Company, a consumer goods company that distributes product to over 1,000 Target retail stores and 300 retailers globally.

Mr. Gray donates his time to his community by facilitating workshops on financial planning. As a member of Kappa Alpha Psi Fraternity Incorporated, he participates in social programs that serve children, elderly, and other populations in need.

He is a member of the American Institute of Certified Public Accountants and Board of Accountancy of Massachusetts and Georgia. Mr. Gray has been featured in the publications, Body & Soul, Wall Street Journal, Accounting Today and on Boston Network channels.

Felicia N. Johnson, Chief Legal Liaison

Felicia N. Johnson serves in the capacity of Chief Legal Liaison for Randolph Acquisitions.

Ms. Johnson previously served as the Chief Legal Officer of Gallagher Management Group, LLC, a privately held company based in Georgia, which has managed the redevelopment of over 300 single family residential properties and 50 commercial properties located in the Southeastern United States. Gallagher Management Group, LLC has $30 million of assets under management consisting of securities, real estate and other diversified taxable and non-taxable assets.

Ms. Johnson is also the CEO and Managing Member at MCKIBBEN JOHNSON, LLC, a boutique law firm with a focus on representing plaintiffs in the areas of Serious Injuries, Premises Liability, and Medical Malpractice cases.

Ms. Johnson, an Arnold Scholar Recipient, received her Bachelor’s Degree from Emory University, where she majored in Political Science. After graduating from Emory, Ms. Johnson matriculated to Georgia State University’s College of Law, where she earned a Juris Doctorate Degree.

She is an experienced trial lawyer with years of legal experience. Ms. Johnson is a former prosecutor for Fulton County, where she prosecuted misdemeanor cases for the State of Georgia. She is licensed in the State of Georgia and admitted to the bars of Federal and State Jurisdictions.

She is committed to providing excellent legal services and demonstrates the strictest personal and professional ethics, as well as the utmost compassion for her clients.

Away from the office, Ms. Johnson has served in several capacities within the non-profit sector. Specifically, Ms. Johnson has served on the Board of the National Coalition of 100 Black Women-DeKalb/Decatur Chapter, which advocates on behalf of women of color through national and local actions and strategic alliances that promote its national and international agendas on leadership development and on gender equity in health, education, and economic development.

She also served as Chaplain for the Atlanta Lions’ Club, a service organization that is a network of 1.3 million men and women in 200 countries and geographic areas who work together to answer the needs that challenge communities around the world. Known for working to end preventable blindness, Lions participate in a vast variety of projects important to their communities.

Currently, Ms. Johnson is a member of the Georgia Trial Lawyers Association, the GTLA Civil Justice PAC, the American Association for Justice, DeKalb Lawyers Association, and The Gate City Bar Association.

Chastity Moore, V.P. of Business Development

As Executive V.P. of Business Development, Chastity Conn-Moore is responsible for driving strategic partnerships and transactions to accelerate growth for RAI and its stakeholders. Ms. Moore works with external partners to identify areas of collaboration, drive innovation and unlock shared value.

Overseeing the operations and development of proposals and agreements, Ms. Moore helps to direct RAI’s growth initiatives through a plan of strategic acquisitions & investments to help drive the firm forward.

Ms. Moore has over 20 years of diversified experience in the business industry and is responsible for the successful development and implementation of AffordaTax Biz-in-a-Box. In the Co-Founder/CEO capacity, Ms. Moore played a key leadership role in driving the company’s growth and development as a premiere training & tax software platform used in tax offices throughout the country.

Ms. Moore recently retired after almost 13 years as a college professor in the business department at American InterContinental (AIU) University Online, a tenure in which she taught over 4,000 college students in the subjects of small business management, entrepreneurship, marketing & professional development.

Ms. Moore is an active member of the National MBA Association & American Marketing Association, as well as many state organizations & associations.

Ms. Moore earned her Bachelor of Arts Degree at Spelman College and a Masters Business Degree with a concentration in Marketing from Clark Atlanta University, School of Business. She has also completed over 50 hours of continuing education courses in the fields of business, marketing, entrepreneurship, and small business management.

Ms. Moore lives, works, and plays in Peachtree City, GA with her family.

Vincent Moore, Sr. Project Manager

As the Sr. Project Manager, Vincent Moore’s responsibility is to create, deliver and manage strategic plans for Randolph Acquisition’s key projects. He is responsible for working with project-principals to direct, monitor & take corrective actions as assurance that each project achieves targeted goals for the firm’s bottom-line.

As Sr. Project Manager, Mr. Moore preserves and enhances Randolph Acquisitions’ reputation by accepting ownership of exploring opportunities to add value to the firm and its shareholders. His operational objectives are achieved by contributing information and recommendations to strategic plans and reviews, preparation and completion of action plans while simultaneously raising production, productivity, quality, and customer-service standards.

Mr. Moore is continually updating job knowledge by participating in educational opportunities, reading professional publications, maintaining personal networks and participating in professional organizations has afforded him the ability to organize and lead his team of Junior Project Managers.

Mr. Moore’s extensive work history and background of being a client-facing problem solver and relationship manager, he provides his team and Randolph Acquisitions with invaluable insight.

Working with the COO and CFO to maintain a healthy mix of diverse projects from operational & fiscally responsible perspectives, Mr. Moore consistently pushes the culture of achievement at Randolph Acquisitions forward through barriers and into new horizons.

The above-listed individuals will become the officers and directors of the Company, and such directors and officers will hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable law and the certificate of incorporation and bylaws of the Company.

Interests of Certain Persons in the Merger

The Company’s executive officers and directors may have interests in the merger that may be different from or in addition to those of the Company stockholders generally. The Company board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the stockholders of the Company. As described in more detail below, these interests potentially include:

•	Receipt of Merger Shares by Company Officers and Directors. Richard Randolph, the Company’s Chief Executive Officer and majority stockholder, is also a member of Gallagher, and will receive Merger Shares in connection with the consummation of the Merger.

In connection with the Merger, the individual Gallagher Members will receive the Merger Shares. As discussed above, those individuals will become (or in the case of Mr. Randolph, will remain) executive officers of the Company. Collectively as a group, they will own 36,288,000 shares of the Company’s common stock, equal to approximately 93% of the total outstanding stock of the Company following the closing of the Merger and the issuance of the Merger Shares.

Closing; Effective Time

The closing of the Merger will occur upon the filing of the Merger Agreement and any other required documentation with the Delaware Secretary of State and the Georgia Secretary of State. The Company’s management anticipates that the Merger Agreement and related documentation will be filed shortly after the closing of the Consent Period.

Voting Securities

As of the Record Date, the entire voting power of the shares of the Company was vested exclusively in the Company’s common stock. Each share of Company common stock has one vote upon all matters to be voted on by the holders of the Company’s common stock.

PLEASE NOTE: Richard Randolph, the Company’s Chief Executive Officer and President owned, as of the record date, approximately 85% of the shares entitled to vote on the Merger Proposal. Mr. Randolph has indicated that he intends to vote in favor of the Merger Proposal. As such, it is likely that the Merger Proposal will be approved. Nevertheless, the Company’s Board of Directors decided to seek approval of all of the Company’s shareholders as of the Record Date on the Merger Proposal. The Section “Beneficial Ownership of Securities” shows the share ownership and voting power of the officers and directors of the Company in more detail.

If you fail to submit a written consent to vote on the Merger Proposal and you are a record holder, your common stock will not be counted as represented by proxy and entitled to vote.

Revocation of Written Consent

As noted above, any Consent Form executed and delivered by a Company Stockholder shall be deemed by the Company to constitute such Stockholder's definitive vote with respect to the adoption of the Proposals discussed herein. Once the Company receives the executed Consent Form, such consent may not be revoked.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (3) declared its advisability and recommended the adoption by the Company stockholders of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Company board of directors unanimously recommends that the Company stockholders vote “FOR” the Merger Proposal.

Accounting Treatment

Management anticipates that the transaction will be accounted for in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). U.S. GAAP requires the merger to be accounted for using the acquisition method. Gallagher will be treated as the acquirer for accounting purposes.

Material United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the Merger to U.S. Members (as defined below) of Gallagher who hold their membership interests as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The summary is based on the Code, the U.S. Treasury Regulations issued under the Code, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. Because holders of the Company’s common stock will retain their shares of the Company’s common stock in the Merger, the transaction should have no tax consequences for such stockholders.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Gallagher membership interests that is an individual citizen or resident of the United States, a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, or otherwise subject to U.S. tax on a net income basis in respect of their SanDisk common stock. A “non-U.S. holder” means a beneficial owner of Gallagher membership interests that is not a U.S. holder.

This summary is not a complete description of all the tax consequences of the Merger and, in particular, may not address United States federal income tax considerations applicable to Members of Gallagher who are subject to special treatment under U.S. federal income tax law. This summary does not address the tax consequences of any transaction other than the Merger.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Generally

The parties intend for the Merger to be treated as a contribution to the capital of the Company [I presume “Company is the continuing corporation, it isn’t defined here] for U.S. federal income tax purposes. Neither the Company nor Gallagher has sought a tax opinion relating to the structure of the Merger.

Provided the Merger is treated for U.S. federal income tax purposes as a contribution to the capital of the Company within the meaning of Section 351(a) of the Code, upon the exchange of Gallagher membership interests for the Merger Shares, Gallagher Members generally will not recognize gain or loss, except with respect to the value of inventory and unrealized receivables held by Gallagher at the time of the exchange. Gallagher Members will recognize ordinary income on the exchange to the extent of the proportionate value of these Gallagher assets exceeds the Gallagher Members’ proportionate tax basis in their Gallagher membership interests.  The aggregate tax basis in the Merger Shares that the Gallagher Members receive in the Merger likely will equal the sum of your aggregate adjusted tax basis in the Gallagher membership interests that Gallagher Members surrender in exchange therefor plus any gain recognized as provided in the preceding sentence as provided in Section 358(a) of the Code. The holding period for the Merger Shares that Gallagher Members receive in the Merger should include your holding period for the Gallagher membership interests that are surrendered in the exchange.  If Gallagher Members acquired different blocks of Gallagher membership interests at different times or at different prices, the Merger Shares received in the Merger will be allocated pro rata to each block of Gallagher membership interests, and the basis in and holding period for each block of Gallagher membership interests received will be determined on a block-for-block basis depending on such Gallagher Member’s basis in and holding period for the block of Gallagher membership interests exchanged for such block of Merger Shares.

Holders of Gallagher membership interests should consult their tax advisors as to the specific tax consequences to them of the Merger in light of their particular circumstances, including the applicability and effect of any federal, state, local, foreign and other tax laws.

No Differences in Rights of Company Stockholders

If the Merger is approved, it will not have any impact on the rights of the Company’s stockholders, other than the dilution resulting from the Merger Shares issued to the Gallagher Members. Any stockholder of the Company will continue to be a stockholder of the Company, with the same number of shares as he or she owned prior to the Merger (with the exception of any Gallagher Member who also receives Merger Shares).

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are entitled to appraisal rights in connection with the Merger Proposal.

Under Delaware law, you have the right to an appraisal of, and to receive payment in cash for, the fair value of your shares of the Company’s common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders of the Company electing to exercise appraisal rights must strictly comply with the provisions of Section 262 of Delaware law in order to perfect their rights.

The following is intended as a summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL (“Section 262”), the full text of which appears in Annex B to this Proxy Statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights.

All references in this summary to a “stockholder” are to the record holder of shares of Randolph Acquisitions, Inc., common stock unless otherwise indicated.

Under Section 262, if a merger agreement was approved by stockholders pursuant to an action by written consents from such stockholders, either the constituent company before the effective date of the merger or the surviving corporation within 10 days thereafter, must notify each of the stockholders entitled to appraisal rights of the approval of the merger, the effective date of the merger and that appraisal rights are available for any or all of the shares of the constituent corporation and include in each such notice a copy of Section 262. Accordingly, this Proxy Statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish exercise your appraisal rights, you should carefully review the text of Section 262 contained in Annex B to this Proxy Statement because failure to properly comply in a timely manner with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

In order to demand an appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to us, within 20 days after date of our mailing of the notice of the approval of the Merger in accordance with Section 262, a written demand for appraisal of such your shares of capital stock of Randolph Acquisitions, Inc. This Proxy Statement constitutes such a notice.
•	You may not vote in favor of, or consent in writing to, the adoption of the Merger Agreement and approval of the Merger. A vote in favor of the adoption of the Merger Agreement and approval of the Merger, will constitute a waiver of your appraisal rights in respect of the shares so voted.
•	You must continue to hold your shares of the Randolph Acquisitions, Inc., common stock through the effective date of the Merger. Therefore, a stockholder who is the record holder of shares of Randolph Acquisitions, Inc., capital stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the Merger will lose any right to appraisal with respect to such shares.
•	You or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Company is under no obligation to file any petition and has no intention of doing so.

If you fail to comply with any of these conditions and the Merger is completed, you will have no appraisal rights with respect to your shares of Randolph Acquisitions, Inc., common stock.

All demands for appraisal should be addressed to Randolph Acquisitions, Inc., 4228 1st Avenue, Suite 15, Tucker, GA 30084, ATTN: Secretary, and must be delivered within 20 days of the mailing or transmittal of this Proxy Statement, and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of capital stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his, her or its stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make a demand for appraisal. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

Within 10 days after the effective date of the Merger, the Company must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement and the Merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company.

Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of capital stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Randolph Acquisitions, Inc., common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Randolph Acquisitions, Inc., as the surviving corporation. The Company has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Randolph Acquisitions, Inc., to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Randolph Acquisitions, Inc., will file such a petition or that Randolph Acquisitions, Inc., will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Company, the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of capital stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Randolph Acquisitions, Inc., common stock pursuant to the Merger Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the Merger Agreement within 60 days after the effective date of the Merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors. The value per share determined pursuant to exercising appraisal rights may be more or less than the per share consideration. Each holder of capital stock of Randolph Acquisitions, Inc., should consider such value when determining whether to exercise such holder’s appraisal rights.

PROPOSAL 2

APPROVAL OF A PROPOSED AMENDMENT TO THE

CERTIFICATE OF INCORPORATION AS AMENDED TO DATE

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Company’s Certificate of Incorporation (the “Certificate”) currently authorizes us to issue a total of 100,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value. Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Certificate of Incorporation (the “Amendment”) to implement an increase in the number of shares of authorized common stock, $0.0001 par value, from 100,000,000 shares to 200,000,000 shares.

The Board is proposing the Amendment, in substantially the form attached hereto as Annex C, to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares. Of the 100,000,000 shares of common stock currently authorized by the Certificate, as of October 30, 2017, 7,447,057 shares were issued and outstanding.

The Board has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Amendment by our stockholders.

No changes to the Certificate are being proposed with respect to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under our Certificate of Incorporation.

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed Amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, and we will not independently provide stockholders with any such rights.

Purpose of the Increase in Authorized Number of Shares of Common Stock

The primary purpose of the increase in the number of authorized shares of Common Stock is to provide the Company with additional shares of Common Stock for equity sales, acquisitions and other corporate purposes. The Company presently has no plans, proposals or arrangements to issue any of the newly authorized shares of Common Stock for any purpose whatsoever, including future acquisitions and/or financings. The Amendment authorizing the increase in the number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares will provide us with additional shares of Common Stock which could dilute the ownership of the holders of Common Stock by one or more persons seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. The increase in the authorized number of shares of Common Stock is not being undertaken in response to any specific effort of which the Board is aware to enable anyone to accumulate shares of Common Stock or gain control of the Company.

Other than the Common Stock Amendment, the Board does not currently contemplate the adoption of any other amendments to the Certificate that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional authorized shares of Common Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, the Company has no intent, plans or proposals to use the additional unissued authorized shares of Common Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the increase in authorized shares of Common Stock may have dilutive and anti-takeover ramifications, the Board believes that the financial flexibility offered by such authorization will outweigh the disadvantages. To the extent that such authorization may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

After careful consideration, the Company’s Board of Directors determined that the interests of the Company’s shareholders are best served by focusing on execution of the Company’s strategic business plan. The Company may from time-to-time receive indications of interest and have discussions regarding possible strategic alternatives, and intends to consider proposals it receives in the future that it believes could result in the creation of stockholder value. However, the Company is now focused on executing its strategic business plan which will require additional capital to fund its operations.

The Board of Directors believes that the proposed increase in the number of authorized shares of common stock will benefit the Company by providing the shares needed to raise additional capital to execute its business plan as well as improving our flexibility in responding to future business opportunities. The additional authorized shares will be available for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, the consummation of common stock-based financings, acquisition or strategic joint venture transactions involving the issuance of common stock, or for other general purposes that the Board may deem advisable. We are seeking approval for the amendment at this time because opportunities requiring prompt action may arise in the future, and the Board believes the delay and expense in seeking approval for additional authorized common stock at a special meeting of shareholders could deprive us of the ability to take advantage of potential opportunities.

Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital, may not be able to fund its operations, may not comply with its debt covenants and may lose important business opportunities, which could adversely affect our financial performance and growth.

In determining the size of the proposed authorized share increase, the Board considered a number of factors, including the amount of capital needed to fund its operations and implement the Company’s business strategy, the potential terms needed to raise additional capital including the potential issuance of warrants to purchase common stock associated with equity financings and that over a number of years the Company may potentially need additional shares in connection with future equity transactions, acquisitions or other strategic transactions.

The Board of Directors does not intend to issue any common stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders.

Potential Effects of the Amendment

The proposed increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. The Board will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which additional shares may be issued, could also be dilutive to the earnings per share of our common stock.

It is possible that a subsequent issuance of these shares could have the effect of delaying or preventing a change in control of the Company. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely. Issuances of additional shares of our stock could dilute the earnings per share and book value per share of our outstanding common stock and dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. While it may be deemed to have potential anti-takeover effects, the Amendment Proposal to increase the authorized common stock is not prompted by any specific effort of which we are aware to accumulate shares of our common stock or obtain control of the Company.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the Board determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

EFFECTIVENESS OF AMENDMENT

If the Amendment is approved by our stockholders, it will become effective upon the filing of an amendment to our Certificate of Incorporation, which filing is expected to occur promptly after stockholder approval of this proposal. The text of the Amendment in Annex C remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to implement the increase in our authorized shares.

APPROVAL REQUIRED

The affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the record date is required to approve the proposed amendment to the Company’s Certificate to increase our authorized shares of common stock, $0.0001 par value, from 100,000,000 to 200,000,000. Abstentions and “broker non-votes” will not be counted as having been voted on the Amendment Proposal and, therefore, will have the same effect as negative votes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote “FOR” the proposed amendment to the Company’s Amended and Restated Certificate to increase our authorized shares of common stock, $.0001 par value, from 100,000,000 to 200,000,000.

ACTION BY WRITTEN CONSENT

We are not holding a shareholder meeting with respect to the Merger Proposal or the Amendment. Instead, pursuant to our Bylaws, we are seeking your vote by written consent. You have the same right to vote your shares, but will do so by providing your Consent Form, rather than attending a meeting. The Board of Directors encourages you to vote your shares using the Consent Form, and to return the Consent Form to the Company as quickly as possible.

The Board has determined that the affirmative vote of a majority of the total votes cast by written consent is required for the approval of this Proposal.

PLEASE NOTE: Richard Randolph, the Company’s Chief Executive Officer and President owned, as of the record date, approximately 85% of the shares entitled to vote on the Merger Proposal. Mr. Randolph has indicated that he intends to vote in favor of the Merger Proposal. As such, it is likely that the Merger Proposal will be approved. Nevertheless, the Company’s Board of Directors decided to seek approval of all of the Company’s shareholders as of the Record Date on the Merger Proposal. The Section “Beneficial Ownership of Securities” shows the share ownership and voting power of the officers and directors of the Company in more detail.

As noted above, the Consent Period ends on December 1, 2017. The members of the Company’s Board of Directors will review the voting totals at the close of the Consent Period in making their determination of whether to proceed with the filing of the Amendment.

EFFECTIVE DATE OF THE AMENDMENT

If the holders of a majority of the voting power of the Company’s outstanding Common Stock vote to approve the Amendment, the reduction in authorized shares will be effective concurrent with the filing of the Amendment with the Secretary of State of Delaware.

The Board may, in its sole discretion, elect not to implement the Amendment. We anticipate the Amendment will be filed and become effective on the date of its filing, which will be following the closing of the Consent Period, assuming we receive the votes in favor of the Amendment from the holders of a majority of the voting power of the Company’s outstanding Common Stock, or as soon thereafter as reasonably practicable.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Officers, Directors and Certain Beneficial Holders

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Richard J. Randolph, III (2) (3)	Common Stock	5,000,000	67.14%

(1)	Based upon 7,447,057 shares outstanding as of the date of this offering.
(2)	The address of the Company’s Officers and Directors is 4228 1st Ave, Unit 15, Tucker, GA 30084.
(3)	Richard J. Randolph, III is the Company’s Chief Executive Officer, Chief Financial Officer, Chairman and Director.

Please return your Consent Form as soon as possible so that your vote will be counted. As noted above, the Consent Period ends on Friday, December 1, 2017. Any votes represented by Consent Forms received after that date will not be counted.

Multiple Stockholders Sharing the Same Address.

Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances, unless contrary instructions are received from stockholders. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to request delivery of a single copy of annual reports or proxy statements or to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. In any event, if a stockholder wishes to receive a separate proxy statement for the 2017 Annual Meeting of Stockholders, the stockholder may receive printed copies by contacting Richard Randolph by mail at 4228 1st Avenue, Suite 15, Tucker, GA 30084.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household in the future should also contact Mr. Randolph by mail or telephone, as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Randolph Acquisitions, Inc., 4228 1st Avenue, Suite 15, Tucker, GA 30084.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

By Order of the Board of Directors,

RANDOLPH ACQUISITIONS, INC.

Atlanta, Georgia	/s/ Richard Randolph
October 24, 2017	Chief Executive Officer

ANNEX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is dated as of                 , 2017 (this “Agreement”), by and among (i) GALLAGHER MANAGEMENT GROUP, LLC, a Georgia limited liability company (“Gallagher”), and (ii) RANDOLPH ACQUISITIONS, INC., a Delaware corporation (“RA”). Each of Gallagher and RA may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	Gallagher has outstanding units of membership interests consisting of Membership Interests (“Gallagher Membership Interests”).

B.	The authorized capital stock of Parent consists of 200,000,000 shares of Common Stock, par value $0.0001 per share (“RA Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share (“RA Preferred Stock”).

C.	The Parties desire to effect a business combination of RA and Gallagher by means of the merger (the “Merger”) of Gallagher with and into RA, with RA continuing as the surviving company of the Merger (the “Surviving Company”).

D.	Upon the effectiveness of the Merger, subject to the terms and conditions set forth herein, (i) all of the issued and outstanding Gallagher Membership Interests shall be converted into shares of RA Common Stock, and (ii) the members of Gallagher prior to the Merger shall become shareholders of RA following the Merger.

E.	The respective boards of directors (or equivalent governing bodies) of each of the Parties have determined that is in the best interest of RA and Gallagher, as applicable, to consummate the Merger and have approved this Agreement and the transactions contemplated hereby.

F.	The members of Gallagher and the shareholders of RA have approved the entry into this Agreement and the Merger as required by the respective state corporate and entity statutes.

G.	For United States federal income tax purposes, the Parties intend that the Merger constitute an exchange of property for stock of Parent and other property governed by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1           Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Constituent Documents,” when used with respect to any Party, means the certificate of incorporation, limited liability company agreement, operating agreement and by-laws, as applicable, of such Party, and all amendments thereto or restatements thereof, as currently in effect.

“Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory, or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Law” means the following: statutes, laws, ordinances, regulations, rules, written policy, resolutions, orders, determinations, writs, injunctions, awards (including awards of any arbitrator), judgments and decrees of any Governmental Authority.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, estate, joint venture, association or other organization, any division, segment or other unincorporated business, whether or not a legal entity, or a Governmental Authority.

Section 1.2           Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to” and “including without limitation”; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iv) words importing the singular shall also include the plural, and vice versa; and (v) unless otherwise expressly indicated in the context, all references herein to any “Section,” “Article,” “Schedule” or “Exhibit” refer to Sections, Articles, Schedules and Exhibits contained in, or attached to, this Agreement.

ARTICLE 2

THE MERGER

Section 2.1           The Merger. At the Effective Time (as defined below), on the terms and subject to the conditions of this Agreement, in accordance with the Georgia Limited Liability Company Act (the “Georgia LLC Act”) and the Delaware General Corporate Law (“DGCL”), Gallagher shall be merged with and into RA, the separate limited liability company existence of Gallagher shall terminate and cease, and RA shall continue as the Surviving Company.

Section 2.2           Closing. The closing of the Merger (the “Closing”) shall take place on the date hereof, effective as of the Effective Time. The date of the Closing is referred to herein as the “Closing Date.”

Section 2.3           Effective Time. On the date hereof, the Parties shall cause the Merger to be consummated at the Closing by delivering a certificate of merger (the “Certificate of Merger”) to the Secretary of State of the State of Georgia executed in accordance with Section 14-11-904 of the Georgia, LLC Act, and to the Secretary of State of the State of Delaware executed in accordance with Section 264(c) of the DGCL, and shall make any filings or recordings or take any other lawful actions necessary to cause the Merger to become effective. Unless the Parties agree otherwise, the Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Georgia (the time the Merger becomes effective, the “Effective Time”).

Section 2.4           Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the Georgia LLC Act.

Section 2.5           Governing Documents.

(a)           At and after the Effective Time, and without any further action on the part of RA or Gallagher, the Certificate of Incorporation and Bylaws of RA as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Company until thereafter changed or amended as provided therein or under applicable law.

(b)          At and after the Effective Time, and without any further action on the part of RA or Gallagher, the Limited Liability Company Operating Agreement of Gallagher, dated as of April 8, 2016, (the “Gallagher LLC Agreement”), shall terminate and be of no further force or effect.

Section 2.6           Directors and Officers of the Surviving Company.

(a)          The directors of RA immediately prior to the Effective Time shall, at and after the Effective time, be the directors of the Surviving Company, each to hold office in accordance with the Bylaws of the Surviving Company until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Bylaws of the Surviving Company.

(b)           The officers of RA immediately prior to the Effective Time shall, at and after the Effective time, be the officers of the Surviving Company, each to hold office in accordance with the Bylaws of the Surviving Company until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Bylaws of the Surviving Company.

Section 2.7           Effect of the Merger on the Membership Interests of Gallagher; Issuance of Shares of Common Stock by RA. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of RA shares or Gallagher Membership Interests or on the part of any Party:

(a)        Gallagher Membership Interests. One hundred percent (100%) of the outstanding Gallagher Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into that number of shares of RA Common Stock (the “Merger Consideration”) set forth on in Appendix A hereto.

(b)        Shares Issued by the Company. In connection with the conversion of the Gallagher Membership Interests as described above, RA will issue 31,288,000 newly issued shares of its restricted common stock.

Section 2.8           Treatment of Options. At the Effective Time, each of the outstanding options to purchase Gallagher Membership Interests issued by Gallagher (each, an “Existing Option”), shall be converted into an option (an “RA Option”) to purchase that number of shares of Parent Common Stock determined by multiplying the number of Company Common Units subject to such Existing Option by the Common Exchange Multiple, at an exercise price per share of Parent Common Stock equal to the Existing Option exercise price per Company Common Unit immediately prior to the Effective Time divided by the Common Exchange Multiple, rounded down to the nearest whole cent. If the foregoing calculation results in a Parent Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Option shall otherwise remain as set forth in the Existing Option converted into such Parent Option. Notwithstanding the foregoing and to the extent required with respect to any “incentive stock options,” as defined in Section 422(b) of the Code, such adjustment shall be effected in a manner that is consistent with Section 424(a) of the Code and the applicable regulations thereunder.

Section 2.9           Cancellation and Retirement of Company Membership Interests and Existing Options. As of the Effective Time, all Gallagher Membership Interests that are issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Gallagher Membership Interest shall be converted into the applicable shares of RA Stock to be issued in consideration therefor pursuant to this Article 2. From and after the Effective Time, there shall be no further registration of transfers on the records of Gallagher of Gallaher Membership Interests that were outstanding prior to the Effective Time.

Section 2.10         Distribution Procedures. Promptly after the Effective Time, RA shall make such arrangements as it deems appropriate to effect the delivery of certificates evidencing the shares of RA Stock, to the extent such shares are certificated, to each former holder of the Gallagher Membership Interests (the “Share Certificates”), which shares such holder is entitled to receive pursuant to the terms hereof; provided that RA shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of RA Stock and no such issue or delivery shall be made unless and until the holder entitled to such issue or delivery has paid to RA the amount of any such tax or has established, to the satisfaction of RA, that such tax has been paid. From and after the Effective Time, a holder of Gallagher Membership Interests immediately prior to the Effective Time shall have no further rights of any kind as a holder of Gallagher Membership, other than the right to receive the RA Common Stock, described in this Article 2.

Section 2.11         Legend. To the extent any certificates or instruments representing the RA Common Stock are issued by the RA to holders of Gallagher Membership Interests pursuant to the Merger, each certificate or instrument shall be stamped or otherwise imprinted with all applicable legends as required by the applicable Laws, including the U.S. securities laws.

ARTICLE 3

MISCELLANEOUS

Section 3.1           Modification, Amendment or Termination. Subject to applicable provisions of the DGCL and the Georgia LLC Act, at any time prior to the Effective Time, the Parties may modify, amend or terminate this Agreement by written agreement duly executed and delivered by duly authorized officers of the respective Parties. If this Agreement is terminated, all rights and obligations of the Parties shall terminate and no Party shall have any liability to any other Party.

Section 3.2           Exhibits and Schedules. All exhibits and schedules hereto, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

Section 3.3           Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the Parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

Section 3.4           Further Assurances. Each of the Parties agrees to execute such documents and instruments and to take whatever action may be necessary or desirable to consummate the transactions contemplated hereby, including to effect the Merger.

Section 3.5           Governing Law. This Agreement and the rights and obligations of the Parties shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware, without giving effect to the conflict of laws principals thereof.

Section 3.6           Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by any Party without the written consent of each of the other Parties. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties. This Agreement shall be for the sole benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

Section 3.7           Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, telecopy, portable document format or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.8           Titles and Heading. The titles and captions in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

Section 3.9           Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any provision hereunder is too broad to permit enforcement of such provision to its fullest extent, such provision shall be enforced to the maximum extent permitted by law.

[Signature page follows.]

IN WITNESS HEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Randolph Acquisitions, Inc.,	Gallagher Management Group, LLC
A Delaware corporation	A Georgia limited liability company

By:	By:
Name:	Name:
Title:	Title:

APPENDIX A

RANDOLPH ACQUISITIONS, INC., COMMON STOCK TO BE ISSUED

Name of Gallagher Management Group, LLC, Member	Percentage Ownership of Gallagher Management Group, LLC	Number of Shares of Randolph Acquisitions, Inc., Common Stock to be Issued in Connection with Merger

Richard J. Randolph III	59.3%	18,553,784

Jamicah Hunter	13.3%	4,161,304

Christopher Smith	9.4%	2,941,072

Felicia N. Johnson	9.0%	2,815,920

Chastity Moore	5.0%	1,564,400

Vincent Moore	4.0%	1,251,520

TOTAL	100%	31,288,000

ANNEX B

APPRAISAL RIGHTS INFORMATION

DGCL SECTION 262

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b) (1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next proceeding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX C

CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

RANDOLPH ACQUISITIONS, INC.

RANDOLPH ACQUISITIONS, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is RANDOLPH ACQUISITIONS, INC. (the “Corporation”).

SECOND: The Corporation was originally incorporated under the name “Purple Grotto Acquisition Corporation” and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 12, 2015. The name of the Corporation was changed to Randolph Acquisitions, Inc., on October 29, 2015.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions on September 1, 2017, amending and restating the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), replacing the first paragraph of ARTICLE FOUR – SHARES with the following language:

The total number of shares of stock which the Corporation shall have authority to issue is 220,000,000 shares, consisting of 200,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share.

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted by written consent of the Shareholders on November ___, 2017, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, RANDOLPH ACQUISITIONS, INC., has caused this Certificate of Amendment to be signed by its Chief Executive Officer this _____ day of November, 2017.

RANDOLPH ACQUISITIONS, INC.

By:	/s/
Richard J. Randolph III
Chief Executive Officer

ANNEX D

WRITTEN CONSENT FORM

RANDOLPH ACQUISITIONS, INC.

This Written Consent is solicited by the Board of Directors of Randolph Acquisitions, Inc.

Please return this consent no later than 5:00 pm (Eastern Standard Time) on December 1, 2017. Your shares will be tabulated and voted to approve or disapprove the proposals as you indicate below. Any Written Consent returned without indicating a decision on the proposals will be voted to APPROVE the proposals.

The undersigned, being a holder of record of Common Stock, par value $0.0001, of Randolph Acquisitions, Inc., a Delaware corporation (“Randolph Acquisitions”), on October 30, 2017 (record date), hereby consents, by written consent without a meeting, to the action as set forth below with respect to all of the aforementioned shares of Randolph Acquisitions Common Stock that the undersigned holds of record.

The undersigned acknowledges receipt of the Proxy Statement of Randolph Acquisitions which more fully describes the proposals below.

The Board of Directors of Randolph Acquisitions unanimously recommends that you vote “FOR” the following proposal:

To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger dated as of November ___, 2017, by and between Randolph Acquisitions, Inc., and Gallagher Management Group, LLC, as it may be amended from time to time, pursuant to which Gallagher Management Group, LLC, will be merged with and into Randolph Acquisitions, Inc., with Randolph Acquisitions, Inc. as the surviving entity.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors of Randolph Acquisitions unanimously recommends that you vote “FOR” the following proposal:

To consider and vote on a proposal to amend the Company’s Certificate of Incorporation, as amended to date, to increase the authorized capital of the Company to include 200,000,000 shares of common stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of Common Stock of Randolph Acquisitions. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to Randolph Acquisitions by (1) faxing all pages of this Written Consent Form to the Company at 404.601.8354; or (2) by scanning all pages of this Written Consent Form and emailing them to admin@randolphacquisitions.com; or (3) mailing it to Randolph Acquisitions, Inc., 50 Hurt Plaza, Suite 806, Atlanta GA 30303, ATTN: Corporate Secretary.

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print or type complete name of entity)

Name:		By:
(please print or type full name)		(duly authorized signature)

Title:		Name:
(please print or type full title, if applicable)		(please print or type full name)

Title:
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Date:	___________________, 2017	Date:	___________________, 2017

ANNEX E

GALLAGHER MANAGEMENT GROUP, LLC

AUDITED FINANCIAL STATEMENTS

as of

DECEMBER 31, 2016

GALLAGHER MANAGEMENT GROUP, LLC

AUDITED FINANCIAL STATEMENTS

December 31, 2016

INDEPENDENT AUDITOR’S REPORT

To GALLAGHER MANAGEMENT GROUP, LLC

Atlanta, GA

We have audited the accompanying financial statements of Gallagher Management Group, LLC (the “Company”), a Georgia for-profit corporation, as of December 31, 2016, and the related statements of statement of income, member’s equity, cash flows and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America: this includes the design, implementation and maintenance of internal control relevant to the preparation of and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risk of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material aspects the financial position of Gallagher Management Group, LLC, as of December 31, 2016, and the results of its operations and its cash flows for the initial period then ended in accordance with accounting principles generally accepted in the United States of America.

GALLAGHER MANAGEMENT GROUP, LLC

BALANCE SHEET

December 31, 2016

ASSETS

Current Assets
Cash & Cash Equivalents	2,751,909
Total Current Assets	2,751,909

Fixed Assets
Buildings and Improvements	25,800,000
Total Current Assets	25,800,000

Total Assets	28,551,909

LIABILITIES & STOCKHOLDER’S EQUITY

Current Liabilities
Accounts Payable	-
Total Current Liabilities	-

Stockholder’s Equity
Opening Balance Equity	28,081,012
Total Equity	28,081,012

Retained Earnings - Ending	470,897

Total Liabilities & Stockholder’s Equity	28,551,909

GALLAGHER MANAGEMENT GROUP, LLC

INCOME STATEMENT

December 31, 2016

INCOME
Consulting Income	899,700
Gross Revenues	899,700

COGS
Cost of Materials	382,994
Labor	30,447
Total COGS	413,441

COST OF REVENUES
Automobile Expenses	1,177
Bank Service Charges	238
Cable and Internet Expense	315
Credit Card Payments	410
Meals & Entertainment	1,459
Office Expense	35
Office Supplies	363
Parking Expense	141
Permits & Licenses	7,052
Professional Fees	2,960
Shipping, Postage and Delivery	1
Supplies	73
Telephone Expense	944
Uniforms	33
Utilities	78
Website Expense	84
Total Cost of Revenues	15,362

Net Profit	470,897

General & Administrative	-

Net Income to Retained Earnings	470,897

GALLAGHER MANAGEMENT GROUP, LLC

STATEMENT OF CASHFLOWS

December 31, 2016

Cash Flows from Operating Activities
Net Income	470,897
Adjustments:
Changes in current assets & liabilities
(Increase) decrease in account receivables	-
Increase (decrease) in accrued expenses	-
Increase (decrease) in accounts payable	-

Net Cash provided by (used in) Operating Activities	470,897

Cash Flows from Investing Activities

Proceeds from sale of property & equipment	-
Purchase of property & equipment	(25,800,000)
Net Cash provided by (used in) Investing Activities	(25,800,000)

Cash Flows from Financing Activities
Distributions to stockholder-cash	0
Proceeds (Payments) financial institutions	-
Contributed Capital	28,081,012

Net Cash provided by (used in) Financing Activities	28,081,012

Net Increase in Cash & Cash Equivalents	2,751,909
Cash & Cash Equivalents-beginning of the year	-
Cash & Cash Equivalents - end of the year	2,751,909

GALLAGHER MANAGEMENT GROUP, LLC

(A Georgia For-Profit Corporation)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2016

1-Organization

Gallagher Management Group, LLC is a real estate based, asset management company based in Atlanta, GA. Gallagher Management Group, LLC (GMG) has consistently maintained over $50 million dollars in assets, under management, annually. With aggressive growth strategy in place, GMG plans to increase its portfolio by 20 to 25% annually over the course of the next decade.

-       Real Estate:

Specifically target real estate opportunities — including property-level equity, debt, special situations transactions and businesses with significant real estate holdings—that can benefit from Gallagher’s relationships, access to proprietary information, financial structuring and capital markets capabilities and real estate operational expertise.

-       Investment Banking:

Provides a broad range of investment banking services to a diverse group of corporations, financial institutions, investment funds and governments. Services include strategic advisory assignments with respect to mergers and acquisitions, divestitures, corporate defense activities, restructurings, spin-offs and risk management, and debt and equity underwriting of public offerings and private placements, including local and cross-border transactions and acquisition financing, as well as derivative transactions directly related to these activities.

-        Investment Management:

Provide investment management services and offer investment products (primarily through separately managed accounts, such as mutual funds and private investment funds) across all major asset classes to a diverse set of institutional and individual clients.

Summary of Significant Accounting Policies

A.	Basis of Accounting

The accompanying financial statements have been prepared on the cash basis of accounting in accordance with generally accepted accounting principles.

Revenue- Revenue is recognized net of allowance when services are provided to its clients and customers.

B.	Assets & Property Plant & Equipment

Property Plant & Equipment are stated at cost and depreciated over the estimated useful life of the asset. Fully depreciated assets are written off against accumulated depreciation.Acquisition related costs depreciated and or amortized on a straight line basis over the estimated life of the assets. Capitalized software licenses generally are amortized on a straight line basis over the life of the license.

C.	Cash Basis of Accounting

These financial statements have been prepared on the cash basis of accounting which recognizes revenues when cash is received or payments are made.

D.	All checking and money market savings accounts are considered cash equivalents by the Company for the purpose of the Statements of Cash Flows since all funds are highly liquid with no stated maturities.

E.	Accounts Receivable

As the company’s uses the accrual basis of accounting, the company creates an account receivable account for service revenue due from customers and clients.

F.	Liabilities

The Company’s accounts payable is $0.

G.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the days of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

H.	Fixed Assets

Fixed assets and their respective lives are summarized below:

Description	December 31, 2016

Buildings & Improvements	25,800,000

I.	Income Taxes

The Company has elected Small Business treatment with the Internal Revenue Service. Such election allows the earnings of the company be transferred to the individual shareholder. The tax burden is then transferred to the shareholder.

ANNEX F

PRO FORMA FINANCIAL STATEMENTS AND NOTES

RANDOLPH ACQUISITIONS, INC.

Unaudited Pro Forma Combined Condensed Balance Sheet

December 31, 2016

	Randolph Acquisitions, Inc.	Gallagher Management Group, LLC	Pro Forma Adjustments	Note	Adjusted Pro Forma Totals

ASSETS

CURRENT ASSETS
Cash	$-	$2,751,909	$-		$2,751,909
Restricted cash	1,712	-	-		1,712
Total current assets	1,712	2,751,909	-		2,753,621

LONG-LIVED ASSETS
Property and equipment	126,750	25,800,000	-		25,926,750
Debt issuance costs	-	-	-		-
TOTAL ASSETS	$128,462	$28,551,909	$-		$28,680,371

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-	$-		$-
Notes payable	4,624	-	-		4,624
Notes payable, related parties	38,942	-	-		38,942
Total current liabilities	43,566	-	-		43,566

LONG-TERM LIABILITIES
Long-term notes payable	122,126	-	-		122,126
TOTAL LIABILITIES	$165,692	$-	$-		$165,692

STOCKHOLDERS' EQUITY
Discount on common stock (RA)	(550)	-	-		(550)
Common stock (BDC)	-	-	-		-
Common stock (RA)	550	-	3,129	[a]	3,679
Additional paid-in capital (BDC)	-	28,081,012	(28,081,012)	[b]	-
Additional paid-in capital (RA)	1,166	-	28,549,577	[a]	28,550,743
Accumulated deficit	(38,396)	470,897	(471,694)	[b]	(39,193)
Total stockholders’ equity	(37,230)	28,551,909	-		28,514,679

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$128,462	$28,551,909	$-		$28,680,371

RANDOLPH ACQUISITIONS, INC.

Unaudited Pro forma Combined Condensed Statement of Operations

For the Year Ended May 31, 2016

	Randolph Acquisitions, Inc.	Gallagher Management Group, LLC	Pro Forma Adjustments	Note	Adjusted Pro Forma Totals

REVENUES	$-	$899,700	$-		$899,700
COST OF SALES	-	413,441	-		413,441
	-	486,259	-		486,259
GROSS PROFIT

OPERATING EXPENSES

General and administrative	846	12,402	-		13,248
Professional fees	17,534	-	-		17,534
Total restaurant operating expenses	18,380	12,402	-		30,782

INCOME (LOSS) FROM OPERATIONS	(18,380)	473,857	-		868,918

OTHER EXPENSES

Interest expense	-	-	-		-

Total Other Expenses	-	-	-		-

INCOME (LOSS) BEFORE INCOME TAXES	(18,380)	473,857	-		868,918
PROVISION FOR INCOME TAXES	-	-	-		-

NET INCOME (LOSS)	$(18,380)	$473,857	$-		$868,918

BASIC AND DILUTED INCOME PER SHARE					$0.02

BASIC AND DILUTED WEIGHTED AVERAGE					36,788,000
NUMBER OF SHARES OUTSTANDING

ADDITIONAL DISCLOSURES

Book Value per Share					$0.78

RANDOLPH ACQUISITIONS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PREPARATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Randolph Acquisitions, Inc. and Gallagher Management Group as of December 31, 2016, as if the acquisition occurred on January 1, 2016.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of Randolph Acquisitions, Inc. and Gallagher Management Group, LLC assuming that the acquisition took place on January 1, 2016.

2. PRO FORMA ADJUSTMENTS

[a]       To record the issuance of 31,288,000 shares of Randolph Acquisitions common stock in the acquisition of Gallagher Management Group, LLC

[b]       To eliminate the equity of Gallagher Management Group, LLC